Exhibit 99.1

June 15, 2023

For immediate release

New Mexico Water Service Receives NMPRC Approval to Acquire Monterey Water Company

SAN JOSE, Calif.—(NYSE: CWT)—The New Mexico Public Regulation Commission has given approval for New Mexico Water Service (New Mexico Water) to acquire the assets of Monterey Water Company (Monterey), paving the way for New Mexico Water to close the purchase and provide regulated water utility service to Monterey’s customers. The acquisition remains subject to customary closing conditions and is expected to close this summer.

Upon closing, New Mexico Water—a subsidiary of California Water Service Group (Group)—will own and operate the water system, which is less than a half-mile from New Mexico Water’s Rio Del Oro system. The Monterey system, which will become part of the Rio Del Oro service area, currently serves 380 residential customers; about 100 undeveloped lots could also be served in the future if and when they are developed.

“We appreciate the New Mexico Public Regulation Commission’s diligence in reviewing and approving this transaction,” said Martin A. Kropelnicki, Group President and CEO. “We also look forward to working with Monterey Water Company to complete the acquisition and providing its customers the same quality, service, and value we promise to all of our customers in the Land of Enchantment.”

About New Mexico Water Service and California Water Service Group

New Mexico Water Service provides high-quality, reliable water and/or wastewater services to about 20,000 people in its Rio Communities, Rio Del Oro, Meadow Lake, Indian Hills, Squaw Valley, Elephant Butte, Sandia Knolls, Juan Tomas, Morningstar, and Cypress Gardens systems through 10,700 service connections. It is a subsidiary of California Water Service Group (NYSE: CWT), the largest regulated water utility in the western United States. In total, Group serves more than 2 million people in California, Hawaii, New Mexico, Washington, and Texas through its regulated subsidiaries, California Water Service, Hawaii Water Service, New Mexico Water Service, and Washington Water Service, and its utility holding company, Texas Water Service.

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What sets New Mexico Water and Group apart is their commitment to enhancing the quality of life for their customers, communities, employees, and stockholders. Guided daily by their promise to provide quality, service, and value, the company’s employees lead the way in working to protect the planet, care for people, and operate with the utmost integrity. Integral to their strategy is investing responsibly in water and wastewater infrastructure, sustainability initiatives, and community well-being.  The company has been named one of “America’s Most Responsible Companies” and “America’s Most Trustworthy Companies” by Newsweek and a Great Place to Work®. More information is available at www.newmexicowater.com and www.calwatergroup.com.

This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 ("Act"). The forward-looking statements are intended to qualify under provisions of the federal securities laws for "safe harbor" treatment established by the Act. Forward-looking statements in this news release are based on currently available information, expectations, estimates, assumptions and projections, and management's beliefs, assumptions, judgments, and expectations about Group and its subsidiaries, the water utility industry and general economic conditions. These statements are not statements of historical fact. When used in our document, statements that are not historical in nature, including words like promise, commitment, strategy, would, expects, intends, plans, believes, may, could, estimates, assumes, anticipates, projects, predicts, forecasts, targets, seeks, should, or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are based on numerous assumptions that Group believes are reasonable but are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause actual results to be different than those expected or anticipated include, but are not limited to: ability to close the acquisition of Monterey Water Company, integrate the businesses, and operate the Monterey system in an effective and accretive manner; natural disasters, public health crises, pandemics, epidemics, or outbreaks of a contagious disease, such as the outbreak of coronavirus (or COVID-19); governmental and regulatory commissions' decisions, including decisions on proper disposition of property; consequences of eminent domain actions relating to our water systems; changes in regulatory commissions' policies and procedures; the timeliness of regulatory commissions' actions concerning rate relief and other actions; changes in water quality standards; changes in environmental compliance and water quality requirements; electric power interruptions; housing and customer growth trends; the impact of opposition to rate increases; our ability to recover costs; availability of water supplies; issues with the implementation, maintenance or security of our information technology systems; civil disturbances or terrorist threats or acts; the adequacy of our efforts to mitigate physical and cyber security risks and threats; the ability of our enterprise risk management processes to identify or address risks adequately; labor relations matters as we negotiate with unions; changes in customer water use patterns and the effects of conservation; the impact of weather, climate, natural disasters, and diseases on water quality, water availability, water sales and operating results, and the adequacy of our emergency preparedness; and other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as the Annual 10-K, Quarterly 10-Q, and other reports filed by Group from time-to-time with the Securities and Exchange Commission (SEC). Group is under no obligation, and assumes no obligation, to provide public updates of forward-looking statements, whether as a result of new information, future events, or otherwise.

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Media Contact

Dave Healey (investors)

dhealey@calwater.com, 408-267-8200

Yvonne Kingman (media)

ykingman@calwater.com, 310-257-1434

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